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                                                           EXHIBIT 10.12




                                AMGEN RETIREMENT
                                AND SAVINGS PLAN
            (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2003)

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                        AMGEN RETIREMENT AND SAVINGS PLAN
            (As Amended and Restated Effective as of January 1, 2003)

ARTICLE 1. INTRODUCTION AND PLAN HISTORY

The Plan was adopted effective as of April 1, 1985 and was last amended and restated as of October 23, 2000. The following provisions constitute an amendment and restatement of the Plan, effective as of January 1, 2003, to reflect previously adopted amendments and to make other changes required by law. Certain provisions may be effective at other times, as specified herein. The Plan is intended to qualify under Sections 401(a) and 401(k) and related sections of the Code, and under Section 407(d)(3)(A) of ERISA. The Plan is subject to amendment or termination at any time, including (without limitation) amendments required to meet regulations and rules issued by the Secretary of the Treasury or his or her delegate or the Secretary of Labor. Certain capitalized terms used in the text of the Plan are defined in Article 2 in alphabetical order.

ARTICLE 2. DEFINITIONS

2.1 "Accounts" means the separate accounts maintained for each Participant as a part of the Trust Fund. Each Participant's Accounts are credited with the Participant's Employee Contributions, his or her share of Company Contributions and Forfeitures and any income, gains, expenses and losses accruing on amounts previously credited to the Accounts.

2.2 "Affiliated Group" means the Company and any entity related to the Company under Sections 414(b), (c), (m) or (o) of the Code. In addition, the term "Affiliated Group" includes any other entity that the Company has designated in writing as a member of the Affiliated Group for purposes of the Plan. An entity shall be considered a member of the Affiliated Group only with respect to periods for which this designation is in effect or during which the relationship described in the first sentence of this Section exists. An "Affiliate" is a member of the Affiliated Group.

2.3 "Aggregate 401(k) Contributions" which is a term used in specifying certain limitations on Plan contributions, is defined in Section 13.9.

2.4 "Aggregate 401(m) Contributions" which is a term used in specifying certain limitations on Plan contributions, is defined in Section 14.7.

2.5 "Alternate Payee" means a spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all or a portion of the Participant's Plan Benefit.

2.6 "Annual Additions" which is a term used in specifying certain limitations on Plan contributions, is defined in Section 15.5.

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2.7      "Annual Deferral Limit" which is a term used in specifying certain limitations on Plan contributions, is defined in Section 13.9.

2.8 "Beneficiary" means the person or persons entitled to receive a Participants Plan Benefit after the Participant's death, as provided in
         Section 8.10.

2.9 "Board" means the Board of Directors of the Company, as constituted from time to time.

2.10 "Break in Service" means any Plan Year during which the Participant completes less than 501 Hours of Service. Solely for the purpose of determining whether a Break in Service has occurred, an Employee who is absent from work by virtue of (a) the Employee's pregnancy, (b) the birth of the Employee's child, (c) the placement of a child with the employee by adoption, (d) the caring for any such child for a period of up to one year immediately following such birth or placement, (e) Disability, (f) service in the armed forces of the United States during a period (including a post-discharge period) that entitles the Employee to reemployment rights guaranteed by law or (g) a leave of absence taken under the terms of the federal Family Medical Leave Act or applicable state family and medical leave act, shall be credited with up to 501 additional Hours of Service. Such additional Hours of Service in such period of absence shall be based on his or her regular work schedule immediately prior to such period; provided, however, that such additional Hours of Service shall be credited during the Plan Year in which the absence from work begins only if they would prevent a Break in Service from occurring for that year. In all other cases, the additional Hours of Service shall be credited during the immediately following Plan Year.

2.11 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.12     "Company" means Amgen Inc., a Delaware corporation.

2.13 "Company Contributions" means Matching Contributions, Nonelective Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions.

2.14     "Company Stock" means shares of common stock issued by the Company.

2.15 "Company Stock Fund" means an Investment Fund primarily invested in Company Stock.

2.16 "Compensation" is the term generally used under the Plan to describe the amount with respect to which Plan contributions are made and means an Eligible Employee's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with any member of the Affiliated Group to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation Section 1.62-2(c)), but

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         excluding any "goods and services allowance" provided to certain expatriate staff members. "Compensation" shall be computed without regard to any election to reduce or defer salary under this Plan or any cafeteria plan under Section 125 of the Code. "Compensation" shall not include: (a) any Company Contributions to this Plan or any other employee benefit plan for or on account of the Employee, except as otherwise provided in the preceding sentence; (b) the items described in Treasury Regulation Section 1.415-2(d)(3), which, among other items, would exclude from compensation amounts realized from the exercise of a nonqualified stock option (or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture under Section 83 of the
         Code) and amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; or (c) amounts in excess of the Compensation Limitation.

2.17 "Compensation Limitation" means the limitation in effect under Section 401(a)(17) of the Code for the Plan Year.

2.18 "Disability" means that the Participant is determined, under Title II or XVI of the Social Security Act, to have been disabled prior to his or her termination of employment. The Participant must submit evidence of the Social Security Administration's determination of disability to the Company prior to any Disability distribution of the Participant's Accounts.

2.19     "Eligible Employee" means an Employee described in Section 3.3.

2.20 "Employee" means an individual who (a) is on the Payroll of a member of the Affiliated Group or (b) is a "leased employee" with respect to a member of the Affiliated Group. "Employee" shall not include a nonresident alien who receives no earned income (within the meaning of Section 911(b) of the Code) from a member of the Affiliated Group that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

         The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Internal Revenue Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, section 402(e)(3), section 402(h)(1)(B) or section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees

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         do not constitute more than 20 percent of the recipient's nonhighly compensated work force.

2.21 "Employee Contributions" means Participant Elected Contributions and Rollover Contributions.

2.22 "ERISA" means the Employee Retirement Income Security Act of 1974 (P.L. 93-406), as amended.

2.23 "Excess Aggregate Contributions" which is a term used in specifying certain limitations on Plan contributions, is defined in Section 14.7.

2.24 "Excess Contributions" which is a term used in specifying certain limitations on Plan contributions, is defined in Section 13.9.

2.25 "Excess Deferrals" which is a term used in specifying certain limitations on Plan contributions, is defined in Section 13.9.

2.26 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

2.27 "Five-Year Break in Service" means five or more consecutive one-year Breaks in Service.

2.28     "Forfeiture" is defined in Section 7.2.

2.29 "Fund" or "Investment Fund" means a separate fund in which contributions to the Plan are invested in accordance with Article 6.

2.30 "Hardship Withdrawal" is a partial distribution of a Participant's Account made while he or she is an Employee and in the limited circumstances described in Section 11.2.

2.31     "Highly Compensated Employee" is defined in Article 12.

2.32     "Hour of Service" means:

         (a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by a member of the Affiliated Group for the performance of services;

         (b) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by a member of the Affiliated Group on account of a period of time during which no services are performed (without regard to whether the employment relationship between the Employee and the member of the Affiliated Group has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence with pay; and

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         (c)      Each hour for which an Employee is directly or indirectly
                  paid, or entitled to payment of an amount as back pay (without regard to mitigation of damages) either awarded or agreed to by a member of the Affiliated Group.

                  The foregoing notwithstanding:

                  (1) No more than 501 Hours of Service shall be credited to an Employee under Subsection (b) or (c) above on account of any single continuous period of time during which no services are performed.

                  (2) An hour for which an Employee is directly or indirectly paid or entitled to payment by a member of the Affiliated Group on account of a period during which no services are performed shall not constitute an Hour of Service hereunder if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws.

                  (3) Hours of Service shall not be credited for payments that solely reimburse an Employee for medical or medically related expenses.

                  (4) The same Hour of Service shall not be credited to an Employee both under Subsection (a) or (b) and under Subsection (c).

                  (5) The computation period to which Hours of Service determined under Subsection (b) or (c) are to be credited shall be determined under applicable federal law and regulations, including, without limitation, Department of Labor Regulation Section 2530.200b-2(b), (c) and (d).

                  The Company shall determine the number of Hours of Service, if any, to be credited to an Employee under the foregoing rules in a uniform and nondiscriminatory manner and in accordance with applicable federal laws and regulations, including, without limitation, Department of Labor Regulation Section 2530.200b-3.

2.33 "Normal Retirement Age" means the date on which a Participant attains age 65.

2.34 "Participant" means any person who elects to participate in the Plan as provided in Article 3.

2.35 "Participating Company" means the Company, and any other member of the Affiliated Group that the Company has designated in writing as a Participating Company, as set forth on Appendix A.

2.36 "Payroll" means the system used by an entity to pay those individuals it regards as its employees for their services and to withhold federal income and employment taxes from the compensation it pays to such employees. "Payroll" does not include any system the entity uses to pay individuals whom it does not regard as its employees and for whom it

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         does not actually withhold federal income and employment taxes
         (including, but not limited to, individuals it regards as independent contractors, consultants or employees of temporary employment agencies).

2.37 "Plan" means the Amgen Retirement and Savings Plan, as amended from time to time.

2.38 "Plan Benefit" means the Participant's Accounts under the Plan, to the extent vested.

2.39     "Plan Year" means the calendar year.

2.40 "QDRO" means a qualified domestic relations order (as defined in Section 414(p) of the Code).

2.41 "Rollover Contribution" means an amount contributed to the Plan by an Eligible Employee pursuant to Section 4.5.

2.42 "Salary Deferral Agreement" means the agreement between the Participating Company and an Employee to reduce the Employee's Compensation as provided for in Article 4.

2.43 "Section 414(s) Compensation" which is a term used in specifying certain limitations on Plan contributions, is defined in Section 13.9.

2.44 "Section 415 Compensation" which is a term used in specifying certain limitations on Plan contributions, is defined in Section 15.5.

2.45 "Section 415 Employer Group" which is a term used in specifying certain limitations on Plan contributions, is defined in Section 15.5.

2.46 "Top-Paid Group" which is used in the definition of the term "Highly Compensated Employee", is defined in Section 12.4.

2.47 "Trust Agreement" means the trust agreement entered into pursuant to the Plan by the Company and the Trustee, as amended from time to time.

2.48 "Trustee" means the trustee or trustees appointed by the Company pursuant to the Plan to hold the assets of the Plan in trust, and any successor trustee(s) so appointed.

2.49 "Trust Fund" means the trust fund consisting of the assets of the Plan and maintained by the Trustee pursuant to the Plan and the Trust Agreement.

2.50 "Valuation Date" means the date on which the assets of the Plan are valued, determined in accordance with the Trust Agreement.

2.51     "Year of Service" means:

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         (a)      For purposes of vesting prior to January 1, 2002, each Plan
                  Year or portion thereof during which an Employee was credited with at least 1,000 Hours of Service.

         (b) For purposes of determining eligibility, the first "computation period" in which the Employee completes at least 1,000 Hours of Service. An Employee's initial computation period is the 12-consecutive-month period following the Employee's employment commencement date. If the Employee does not complete at least 1,000 Hours of Service during the first computation period, subsequent computation periods are each Plan Year, beginning with the Plan Year in which the first anniversary of the Employee's employment commencement date falls.

ARTICLE 3. ELIGIBILITY AND PARTICIPATION

3.1 Eligibility to Participate. An individual hired or rehired as an Employee shall be eligible to become a Participant on the date he or she becomes an Eligible Employee or on any subsequent date.

3.2 Commencement of Participation. An individual who has satisfied the requirements for Plan participation and wishes to become a Participant shall follow the enrollment procedures prescribed by the Company and shall begin participating in the Plan as soon as administratively practicable after completion of the enrollment procedures.

3.3 Eligible Employee means an Employee of a Participating Company who is described in (a) or (b) of this Section 3.3 and is not excluded under
         (c) of this Section 3.3. An individual's status as an Eligible Employee shall be determined by the Company and its determination shall be conclusive and binding on all persons.

         (a) Regular Full-Time Employee. Unless excluded under (c) below, an individual classified by a Participating Company as a "regular full-time employee" is an Eligible Employee.

         (b) Regular Part-Time Employee. Unless excluded under (c) below, an individual classified by a Participating Company as a "regular part-time employee" shall become an Eligible Employee upon completion of a Year of Service.

         (c) Excluded Individuals. An individual shall not be an Eligible Employee for any period in which he or she is:

                  (1) Included in a unit of employees covered by a collective-bargaining agreement that does not provide that such individual shall be eligible to participate in the Plan;

                  (2) Not on the Payroll of a Participating Company, even though such person may be deemed, for any reason, to be an employee;

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                  (3)      Subject to an oral or written agreement that provides
                           that such individual shall not be eligible to participate in the Plan;

                  (4)      Employed by a non-U.S. subsidiary of the Company;

                  (5) Classified by a Participating Company as a "leased employee" (within the meaning of Section 414(n) of the Code) with respect to such Participating Company or would be so classified but for the period-of-service requirement of Code Section 414(n)(2)(B); or

                  (6) A temporary employee, independent contractor, consultant, or any other person or entity for whom a Participating Company does not withhold federal income and employment taxes from such person's or entity's compensation.

                  If, during any period, a Participating Company has not regarded an individual as an Employee and, for that reason, has not withheld employment taxes with respect to that individual, then that individual shall not be an Eligible Employee for that period, even in the event that the individual is determined, retroactively, to have been an Employee during all or any portion of that period.

3.4 Eligibility After Break in Service. An Eligible Employee who has incurred a Break in Service shall cease to be an Eligible Employee until he or she has again satisfied the eligibility conditions described in this Section after such Break in Service.

3.5 Suspension of Membership. A Participant's participation in the Plan shall be suspended for any period of time during which the Participant:

         (a) Neither receives nor is entitled to receive any Compensation, including (without limitation) any leave of absence without pay; or

         (b) Does not qualify as an Eligible Employee but remains a Participant.

                  In accordance with Section 10.8 and 11.4, participation is also suspended for 12 months if a Participant defaults on a Plan loan or 6 months if a Participant takes a Hardship Withdrawal. A Participant shall not make Participant Elected Contributions or receive any allocation of Company Contributions with respect to a period of suspended participation, but a suspended Participant's Accounts shall remain invested as a part of the Trust Fund and shall continue to share in the gains, income, losses and expenses of the Trust Fund.

3.6 Termination of Membership. A Participant's participation in the Plan shall terminate when his or her entire Plan Benefit has been distributed or on the date of his or her death, whichever occurs first. In the case of a Participant who is not entitled to a Plan Benefit, membership in the Plan shall terminate when the Participant ceases to be an Employee.

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3.7      Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code
         Section 414(u).

ARTICLE 4. EMPLOYEE CONTRIBUTIONS.

4.1 Participant Elected Contributions. Each Participant whose participation in the Plan is not suspended may make Participant Elected Contributions to the Trust Fund pursuant to a Salary Deferral Agreement that specifies the amount of the contribution. Subject to the limitations set forth in Section 4.4 and Articles 13-15, the amount of the Participant Elected Contributions shall be equal to any whole percentage of his or her Compensation, as the Participant shall elect, except that this whole percentage shall not exceed 30 percent of his or her Compensation. Participant Elected Contributions shall be made through payroll deductions from the Participant's Compensation. If a Participant elects to make Participant Elected Contributions, the contributions shall be deemed to be employer contributions to the Plan for federal income tax purposes and, to the extent permitted, for purposes of other federal, state and local taxes. A Participant's election to make Participant Elected Contributions shall constitute an election to have the Participant's taxable salary or wages from the Participating Company reduced by the amount of the Participant Elected Contributions.

         Notwithstanding any provision of this Section 4.1 to the contrary, with respect to any Eligible Employee who is hired or rehired by the Company on or after January 1, 2004, the Company may establish uniform and nondiscriminatory procedures pursuant to which a specified percentage of such Eligible Employee's Compensation is automatically contributed to the Plan as Participant Elected Contributions, unless such Eligible Employee affirmatively elects to not to make Participant Elected Contributions.

4.2 Suspension, Change and Resumption of Participant Elected Contributions. A Participant may elect to suspend or change the rate of Participant Elected Contributions and, having elected to suspend Participant Elected Contributions, may elect to resume them. Any such election shall be made by following the procedures prescribed by the Company, which election shall be put into effect at the time prescribed by the Company's procedures.

4.3 Contributions to the Trustee. The Participating Companies shall forward all Employee Contributions to the Trustee, for investment in the Trust Fund, as soon as administratively possible after they were withheld. Employee Contributions shall be credited to each Participant's Accounts as provided in Sections 6.3 and 6.4.

4.4 Limits on Participant Elected Contributions. This Section briefly describes the rules that limit the amount of Participant Elected Contributions that may be contributed to a Participant's Account for the Plan Year or calendar year.

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         (a)      Compensation Limit. A Participant may not make further
                  Participant Elected Contributions for the Plan Year once his or her Compensation reaches the Compensation Limitation.

         (b) Annual Deferral Limit. As is described in detail in Article 13, a Participant's Participant Elected Contributions, together with certain other elective deferrals, made during a calendar year may not exceed the Annual Deferral Limit, as defined in Section 13.9(b).

         (c) Average Deferral Percentage Limit. As is described in detail in Article 13, Participant Elected Contributions may be returned to certain Participants who are Highly Compensated Employees in the event that the average deferral percentage test is not met for the Plan Year.

         (d) Section 415 "Annual Additions" Limit. As is described in detail in Article 15, if amounts credited to a Participant's Accounts during the Plan Year, other than earnings and Rollover Contributions, exceed the Section 415 "Annual Additions" limit, then Participant Elected Contributions may be returned to the Participant.

         (e) Prospective Limitations. In order to ensure compliance with the average deferral percentage test and the Annual Additions limit, at any time during the Plan Year and at its sole discretion, the Company may require any Participant to discontinue or reduce the rate of his or her Participant Elected Contributions. The Company may require the discontinuance or reduction in the rate of Participant Elected Contributions even if its actions may prevent a Participant from making the maximum Participant Elected Contributions allowed by law.

         (f) Nondeductible and Mistaken Contributions. As is described in detail in Section 5.6(e), Participant Elected Contributions that are not deductible by the Company or that are made by mistake are returned to the Company.

4.5 Rollover Contributions. The Plan may receive Rollover Contributions on behalf of an Eligible Employee if the following conditions are satisfied:

         (a)      The contribution is made entirely in the form of U.S. dollars;
                  and

         (b) The Eligible Employee demonstrates to the Company's satisfaction that the contribution is a qualifying rollover contribution under Section 402(c)(4), 403(a)(4), 457(e)(16) or 408(d)(3) of the Code.

         If an Eligible Employee who is not a Participant makes a Rollover Contribution, then he or she shall be considered a Participant solely with respect to his or her Rollover Contribution Account until he or she becomes a Participant for all purposes pursuant to Article 3.

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         A Rollover Contribution shall be paid to the Plan in a lump sum in cash and shall be credited to the Participant's Rollover Account. The Participant may direct the investment of his or her Rollover Account by filing the specified investment election form in accordance with such rules as may be established by the Company.

4.6 Catch-up Contributions. All Participants who are eligible to make Participant Elected Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Catch-up contributions shall be equal to any whole percentage of the Participant's Compensation, except that this whole percentage shall not exceed 30% (50% for Plan Years beginning on or after January 1, 2004) of his or her Compensation. Catch-up contributions shall not be taken into account for purposes of Matching Contributions under Section 5.1 of the Plan. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

ARTICLE 5. COMPANY CONTRIBUTIONS.

5.1      Matching Contributions. Subject to the limitations of Section 4.6,
         Section 5.6 and Articles 13-15, each Participating Company may, in its discretion, make Matching Contributions in an amount determined by the Participating Company. A Matching Contributions formula may limit the amount of Participant Elected Contributions that are taken into account for purposes of allocating Matching Contributions or may limit allocations of Matching Contributions to a specified group of Participants; provided, however, that the Matching Contribution formula(s) shall not discriminate in favor of Highly Compensated Employees. A Matching Contribution shall be paid to the Trustee as soon as reasonably practicable after the pay period to which it relates and shall be allocated to the Accounts of Participants as provided in
         Section 6.5.

5.2 Nonelective Contributions. Subject to the limitations in Section 5.6 and Articles 13-15, each Participating Company may, in its discretion, make Nonelective Contributions in an amount determined by the Participating Company. Such Nonelective Contributions shall be allocated to each Participant in the ratio that such Participant's Compensation bears to the Compensation of all Participants. The Company, in its sole discretion, may determine that the allocation of part or all of the Nonelective Contribution for a Plan Year shall be limited to the Nonelective Contribution Accounts of Participants who remain Eligible Employees on the last day of the relevant Plan Year. The Company may limit the amount of Compensation that is taken into account for purposes of allocating Nonelective Contributions, and it may determine that allocations of Nonelective Contributions shall be limited to a specified group of Eligible Employees; provided, however, that the Nonelective Contribution formula(s) shall not discriminate in favor of Highly Compensated Employees. For purposes of allocating such Nonelective Contributions for any Plan Year or other allocation period based on an Employee's Compensation, only

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         Compensation attributable to periods in such Plan Year or other allocation period during which such Employee was an Eligible Employee shall be taken into account. Nonelective Contributions shall be paid to the Trustee as soon as reasonably practicable following the close of the pay period to which it relates and shall be allocated to the Accounts of Participants as provided in Section 6.6.

         Notwithstanding the foregoing and subject to the limitations in Section
         5.6 and Articles 13-15, each Participating Company may, in its discretion, make a special Nonelective Contribution to each Participant who in his or her initial year of employment with the Participating Company may not make the maximum Participant Elected Contributions permitted under the Plan because in the same Plan Year he or she previously made pre-tax salary deferrals under a prior, unrelated employer's qualified plan. The amount of the special Nonelective Contribution shall be determined by the Participating Company. Such Nonelective Contributions shall be allocated as a percent of each eligible Participant's Compensation. The special Nonelective Contribution shall only be made on behalf of Participants that are Nonhighly Compensated Employees (as defined in Section 12.3).

         Nonelective Contributions may include a core contribution equal to a specified percentage of Compensation to be made by the Company for each payroll period during the Plan Year.

5.3 Qualified Nonelective Contributions. The Participating Companies may make Qualified Nonelective Contributions pursuant to Article 13.6.

5.4 Qualified Matching Contributions. The Participating Companies may make Qualified Matching Contributions in an amount determined by the Participating Company. The Participating Company may, in its sole discretion, limit the amount of Participant Elected Contributions that are taken into account for purposes of allocating Qualified Matching Contributions, or it may determine that allocations of Qualified Matching Contributions shall be limited to a specified group of Eligible Employees; provided, however, that the Qualified Matching Contribution formula(s) shall not discriminate in favor of Highly Compensated Employees. Qualified Matching Contributions shall be paid to the Trustee as soon as reasonably practicable following the date as of which they are allocated.

5.5 Investment of Company Contributions. The Trustee shall invest the Company Contributions it receives in accordance with Section 6.2.

5.6 Limits on Company Contributions. This Section briefly describes the rules that limit the amount of Company Contributions that may be contributed to a Participant's Account for the Plan Year.

         (a) Compensation Limit. A Company Contribution that is expressed as a percentage of a Participant's Compensation may not be based on Compensation in excess of the Compensation Limit in effect for the Plan Year.

         (b) Average Contribution Percentage Limit. As is described in detail in Article 14, Matching Contributions, Qualified Matching Contributions or Qualified Nonelective Contributions may be returned to certain Participants who are Highly Compensated Employees in the event that the average contribution percentage test is not met for the Plan Year.

         (c) Section 415 "Annual Additions" Limit. As is described in detail in Article 15, if amounts credited to a Participant's Accounts during the Plan Year, other than earnings and Rollover Contributions, exceed the limitation on Annual Additions, then Company Contributions may be returned to the Participant.

         (d) Prospective Limitations. In order to ensure compliance with the average contribution percentage test and the Annual Additions limit, at any time during the Plan Year and at its sole discretion the Company may reduce or discontinue allocations of Company Contributions to any Participant's Account. The Company may implement this reduction or discontinuance of allocations of Company Contributions even if its action may prevent a Participant from receiving the maximum allocations to his or her Account allowed by law.

         (e) Nondeductible or Mistaken Contributions. Any other provision of the Plan notwithstanding, Company Contributions and Participant Elected Contributions are conditioned upon their deductibility under Section 404 of the Code and the qualification of the Plan under Section 401(a) of the Code. If the deductibility of a Company Contribution or Participant Elected Contribution is denied, the amount for which a deduction is disallowed (reduced by any losses incurred with respect to such amount) shall be returned to the Participating Companies within one year after the disallowance of the deduction. If a Company Contribution or Participant Elected Contribution is made to the Plan by reason of a mistake of fact, the amount contributed by reason of such mistake (reduced by any losses incurred with respect to such amount) shall be returned to the Participating Companies within one year after the date such contribution was made.

ARTICLE 6. INVESTMENTS AND PARTICIPANTS' ACCOUNTS.

6.1 Investment Funds. All contributions to the Plan made pursuant to Articles 4 and 5 shall be paid to the Trust Fund established under the Plan. All such contributions shall be invested as provided under the terms of the Trust Agreement, which may include provision for the separation of assets into separate Investment Funds, including a Company Stock Fund.

6.2 Investment of Contributions. Employee Contributions and Company Contributions shall be apportioned among one or more of the Investment Funds as the Participant may specify according to the procedures prescribed by the Company; provided, however, that a Participant may direct a maximum of 50 percent of Employee Contributions, Rollover Contributions and Company Contributions to be invested in the Company Stock Fund. In the event that a Participant fails to make an investment election, contributions allocated to his or her Accounts shall be invested in accordance with procedures prescribed by the Company. A Participant may elect to change the investment instructions with respect to future contributions according to the procedures prescribed by the Company.

6.3 Participant Elected Contributions Account. A Participant's Participant Elected Contribution Account shall consist of his or her Participant Elected Contributions, adjusted to reflect transfers and withdrawals from such Participant Elected Contributions Account and earnings, gains, expenses and losses attributable to the Investment Fund(s) in which the contributions are invested.

6.4 Rollover Contributions Account. A Participant's Rollover Contributions Account shall consist of his or her Rollover Contributions, adjusted to reflect transfers and withdrawals from such Rollover Contributions Account and earnings, gains, expenses and losses attributable to the Investment Fund(s) in which the contributions are invested.

6.5 Matching Contributions Account. A Participant's Matching Contributions Account shall consist of his or her Matching Contributions, adjusted to reflect transfers and withdrawals from such Matching Contributions Account and earnings, gains, expenses and losses attributable to the Investment Fund(s) in which the contributions are invested. Matching Contributions, determined under Section 5.1, shall be allocated to the Matching Contributions Account of each Participant who is entitled to a Matching Contribution pursuant to Section 5.1. Matching Contributions shall be allocated as of the last day of the period for which the Participant received Compensation with respect to which the Matching Contribution is made.

6.6 Nonelective Contributions Account. A Participant's Nonelective Contributions Account shall consist of his or her Nonelective Contributions, adjusted to reflect transfers and withdrawals from such Nonelective Contributions Account and earnings, gains, expenses and losses attributable to the Investment Fund(s) in which the contributions are invested. The Nonelective Contribution of a Participating Company, determined under Section 5.2, shall be allocated to the Nonelective Contribution Accounts of each Participant who is an Eligible Employee of the Participating Company on the date as of which the Nonelective Contribution is allocated. The Nonelective Contribution of a Participating Company shall be allocated to each Participant entitled to an allocation of such Nonelective Contribution in the proportion that such Participant's Compensation, while he or she was an Eligible Employee, bears to the Compensation of all Participants entitled to an allocation of the Participating Company's Nonelective Contribution. Allocations of Nonelective Contributions shall be made as of each payroll period.

6.7 Qualified Nonelective Contributions Account. A Participant's Qualified Nonelective Contributions Account shall consist of his or her Qualified Nonelective Contributions, adjusted to reflect transfers and withdrawals from such Qualified Nonelective Contributions Account and earnings, gains, expenses and losses attributable to the Investment Fund(s) in which the contributions are invested.

6.8 Qualified Matching Contributions Account. A Participant's Qualified Matching Contributions Account shall consist of his or her Qualified Matching Contributions, adjusted to reflect transfers and withdrawals from such Qualified Matching Contributions Account and earnings, gains, expenses and losses attributable to the Investment Fund(s) in which the contributions are invested.

6.9 Transfers Among Investment Funds. A Participant may elect to reapportion the values of his or her Accounts among Investment Funds by properly following procedures prescribed by the Company. The Company's procedures by which a Participant may elect to transfer amounts into or out of the Company Stock Fund shall be drafted to provide notice to Participants if such an election would cause a Participant to have a purchase or sale of Company Stock which is not exempt from potential short-swing trading profits liability under Section 16(b) of the Exchange Act by virtue of the application of Rule 16b-3 (promulgated under Section 16 of the Exchange Act) as in effect from time to time. As of the effective date of this amended and restated Plan, such liability may arise if such election is made by a Participant (or successor in interest) who is an officer, director, or greater than 10% stockholder of the Company (within the meaning of Section 16 of the Exchange Act and the rules promulgated thereunder) within six months following the date of the most recent election made under any employee benefit plan sponsored by the Company or an Affiliate if (a) both elections involved either an intra-plan transfer involving a fund invested in the Company's equity securities or a cash distribution from the employee benefit plan to the Participant (or successor in interest) funded by a volitional disposition of the Company's equity securities,
         (b) the prior election involved an acquisition of the Company's equity securities if the current election involves a disposition of the Company's equity securities, or vice versa, and (c) both elections are made at the volition of the Participant (or successor in interest) not in connection with the Participant's death, disability, retirement, termination of employment, or an election which is required to be made available under a provision of the Code. Such a volitional election (considering without regard as to whether or not any similar elections have occurred within six months of such an election) shall be described as a "Discretionary Transaction." On and after July 1, 1996, transfers into the Company Stock Fund shall be limited so that, after any such transfer, no more than 50% of the value of the Participant's aggregate Account is invested in the Company Stock Fund. For purposes of carrying out Investment Fund transfers, the value of the Accounts shall be determined as of the Valuation Date immediately preceding the Participant's transfer election.

6.10 Allocation of Investment Income. As soon as reasonably practicable after each Valuation Date, and within 90 days after the removal or resignation of the Trustee, the Trustee shall value the assets of the Trust Fund on the basis of fair market value as of the Valuation Date (or the day of resignation or removal of the Trustee if it is not a Valuation Date). Where separate Investment Funds have been established pursuant to Section 6.1, the Trustee shall value each such Investment Fund separately.

6.11 Account Statements. As soon as practicable after the last day of each Plan Year (and after such other dates as the Company may determine), there shall be prepared and delivered to each Participant a written statement showing the fair market value of his or her Accounts as of the applicable date and such other information as the Company may determine.

ARTICLE 7. VESTING OF PARTICIPANTS' ACCOUNTS.

7.1 100 Percent Vesting. Except for those Participants whose employment with a member of the Affiliated Group was terminated on or prior to December 31, 2001, a Participant's interest in all of his or her Participant Elected Contributions Account, Qualified Matching Contributions Account, Qualified Nonelective Contributions Account, Rollover Contributions Account, Matching Contributions Account and Nonelective Contributions Account shall be 100% vested and nonforfeitable at all times.

7.2 Forfeitures. If a Participant ceased to be an Employee prior to January 1, 2002, at a time when he or she was not yet fully vested in his or her Nonelective Contributions Account or Matching Contributions Account, the unvested amount of his or her Nonelective Contributions Account and Matching Contributions Account constituted a Forfeiture for the Plan Year in which employment terminated, provided that the Participant requested a distribution of the vested amount in his or her Accounts. Such Forfeitures were applied to reduce Nonelective Contributions and Matching Contributions for the Plan Year. If such a Participant is rehired as an Employee prior to incurring a Five-Year Break in Service, then the amount of the Forfeiture shall be restored, without earnings, and such Participant shall have a fully vested interest in the restored amount. If the Participant is rehired after incurring a Five-Year Break in Service such reemployment shall have no effect on the prior Forfeiture and such amount shall be permanently forfeited. To the extent that Forfeitures for the Plan Year in which the Participant is rehired are insufficient to reinstate the rehired Participant's Forfeiture, then the appropriate Participating Company shall make a special contribution in the amount required to reinstate the Forfeiture.

         In the event the Participant's service with the Affiliated Group terminated prior to January 1, 2002 and no payment of the Participant's nonforfeitable interest was made, the forfeitable amount of the Participant's interest shall be permanently forfeited after the Participant has incurred a Five-Year Break in Service, as of a Valuation Date determined in a uniform and consistent manner by the Company. In the event the Participant returns to the service of the Affiliated Group before incurring a Five-Year Break in Service, the Participant's Accounts shall become fully vested upon such return to service.

7.3 Determination of Account Balance. Whenever a Participant or his or her Beneficiary is entitled to receive the entire amount or a percentage of his or her Account balance, the amount of such balance (including the value of any Company Stock held in his or her Account) shall be the amount in (or value of) such Account as of the Valuation Date immediately preceding the date of distribution.

7.4 Lost Participant or Beneficiary. In the event that a Beneficiary or Participant cannot be located at the time a benefit is payable from the Plan to him or her, then at the close of the 12-consecutive-month period following the date on which the amount became payable, the amount shall be treated as a Forfeiture. Such a Forfeiture shall nevertheless be reinstated, without interest, if the Participant or Beneficiary subsequently is located and makes a valid claim for the benefit.

ARTICLE 8. DISTRIBUTION OF PLAN BENEFIT.

8.1 General Rule. All distributions under the Plan shall be made in accordance with Section 401(a)(9) of the Code, including the minimum distribution incidental death benefit requirement of Code Section 401(a)(9)(G), and Treasury Regulation Sections 1.401(a)(9)-2 through 1.401(a)(9)-9. Such regulations are incorporated in the Plan by reference and shall supersede any other provision of the Plan to the contrary.

8.2 Events Permitting Distribution. No distribution may be made of any amounts credited to a Participant's Accounts except:

         (a) After the Participant's death, Disability or termination of employment for any other reason;

         (b) On or after termination of the Plan, provided that (i) neither the Participating Company nor any Affiliate of the Participating Company maintains a successor defined contribution plan (other than an employee stock ownership plan) and (ii) the Participant's distribution is made in the form of a lump sum; or

         (c) As required by applicable law or in connection with a QDRO, as provided in Article 9, or an in-service withdrawal, as provided in Article 11.

8.3      Time of Distribution.

         (a) Except as provided in Sections 8.5, 8.7 and 8.8, and unless a Participant elects otherwise, the distribution of a Participant's Plan Benefit under Section 8.6 shall occur or commence not later than sixty (60) days after the close of the Plan Year in which occurs the later of (i) the Participant's attainment of Normal Retirement Age or (ii) the Participant's termination of employment.

         (b) A Participant who terminates employment prior to Normal Retirement Age may elect to receive or commence receipt of his or her Plan Benefit at any reasonable time after termination of employment, but in no event later than the Required Beginning Date (as defined in Section 8.5). If the Participant terminates employment on or after Normal Retirement Age, distribution of his or her Plan Benefit shall commence not later than one (1) year after the end of the Plan Year in which such termination of employment occurs unless the Participant elects to defer payment to a future date, but not later than his or her Required Beginning Date. An election under this Subsection must be made in writing during the ninety (90) day period before the date the distribution is to occur or commence. Such election must not be made before the Participant receives a notice describing the material features of the Plan, explaining the relative values of the optional forms of benefit available, and informing the Participant of his or her right (if applicable) to defer receipt of his distribution until his Required Beginning Date, in a manner that satisfies the notice requirements of Section 417(a)(3) of the Code. Such notice shall be provided by the Company not less than thirty (30) days and not more than ninety (90) days before the Participant's distribution is to occur or commence; provided, however, such notice may be provided less than thirty (30) days before distribution is to occur or commence provided that the Participant is notified that he or she has at least thirty
                  (30) days to consider the distribution options and the Participant elects to waive the thirty (30) day period. The notice shall be furnished in writing or through electronic medium reasonably accessible to the Participant.

8.4 Amount of Plan Benefit. A Participant's Plan Benefit shall consist of the Participant's entire interest in his or her Accounts.

8.5 Latest Time of Distribution. In no event shall a Participant's Plan Benefit be distributed later than his or her "Required Beginning Date," which is April 1 of the calendar year following the calendar year in which occurs the later of (a) the Participant's attainment of age seventy and one-half (70 1/2), or (b) the Participant's retirement (within the meaning of Code Section 401(a)(9)); provided, however, if the Participant is a five percent owner (as defined in Section 416(i) of the Code) with respect to the Plan Year during which the Participant attains age 70 1/2, clause (b) shall not apply.

8.6      Forms of Distribution.

         (a) A Participant's Plan Benefit shall be distributed in any of the following forms that he or she elects:

                  (1)      A single sum cash distribution;

                  (2) A single sum distribution in full shares of Company Stock (with the value of any fractional share paid in cash);

                  (3) A single sum distribution paid in a combination of cash and full shares of Company Stock; or

                  (4) Cash installments paid at least annually over a period certain not exceeding the life expectancy of the Participant or the joint life expectancy of the Participant and his or her designated Beneficiary. All life expectancies shall be determined not later than the date when payments commence and shall not be redetermined thereafter. The amount of each installment payment shall be determined by dividing the remaining years in the period certain by the value of the Participant's Account.

         (b) If, by the time for the distribution of a Participant's Plan Benefit in accordance with the foregoing provisions of this
                  Article 8, the Participant has not made any election as to the form of the distribution, payment of his or her Plan Benefit shall be made in the form of a single sum cash distribution.

         (c) To the extent that a distribution is to be made in a number of shares of Company Stock that exceeds the number of shares in the Participant's Account under the Company Stock Fund, amounts in one or more other Investment Funds comprising the Participant's Account shall be applied to purchase the required additional shares of Company Stock at their fair market value at the time of purchase.

         (d) The Company shall establish procedures to notify a Participant (or successor in interest) if any election regarding the form or timing of distribution of benefits from the Plan involving the Company Stock Fund constitutes a Discretionary Transaction (as defined in Section 6.9) which may trigger short-swing trading profits liability for the Participant (or successor in interest) under Section 16(b) of the Exchange Act. In such an event, the person making the election shall be provided with a reasonable opportunity to modify, delay, or revoke such an election.

8.7 Time of Distribution of Death Benefit. If a Participant dies before commencing his or her Plan Benefit, then the Participant's Beneficiary shall be entitled to receive the Plan Benefit pursuant to this Section
         8.7. (Section 8.10 provides that the surviving spouse of a married Participant shall be his or her Beneficiary, unless the Participant, with the spouse's consent, has otherwise elected prior to his or her death.) The Participant's Plan Benefit shall be distributed to the Participant's Beneficiary in a lump sum no later than December 31 of the calendar year following the year of the Participant's death, subject to the following:

         (a) If the Beneficiary is the Participant's surviving spouse, then such surviving spouse may elect to defer distribution of the Participant's Plan Benefit until a later date, but in no event later than the date that the Participant would have attained age 70-1/2.

         (b) If the Beneficiary is a child of the Participant who is under the age of 18 at the time of the Participant's death, then such Beneficiary may elect to defer distribution of the Participant's Plan Benefit until a later date, but in no event later than the later of the Beneficiary's attainment of age 18 or five (5) years after the Participant's death.

         If the Participant dies after commencing benefits but before all installments have been made, the Participant's remaining Account balance shall be paid to his or her Beneficiary in a single lump sum as soon as practicable after the Participant's death; provided, however, if the Beneficiary is the Participant's surviving spouse, such surviving spouse may elect to continue to receive installments payable at the same times and in the same amounts as would have been payable to the Participant. Notwithstanding any provision of the Plan to the contrary, if a Participant dies after commencing installments but before his or her entire Account has been distribution, the remaining portion of such Account will be distributed at least as rapidly as under the method of distribution being used on the date of the Participant's death.

8.8 Small Benefits: Lump Sum. Any other provision of this Article notwithstanding, if the value of a Participant's entire Plan Benefit equals $5,000 or less (including a Plan Benefit of $0) before the first payment of the Plan Benefit is made, then the Plan Benefit shall be paid (or deemed paid if the Plan Benefit is $0) as soon as reasonably practicable after the Participant's termination of employment to the Participant (or to his or her Beneficiary in the case of the Participant's death) in a single lump sum in cash. For purposes of this section, the value of a Participant's Plan Benefit shall be determined without regard to that portion of the Participant's Account that is attributable to Rollover Contributions (and earnings allocable thereto).

8.9 Direct Rollovers. A "Distributee" who is a Participant, an Alternate Payee under a QDRO or a Beneficiary who is a deceased Participant's surviving spouse may elect to have a distribution of a Plan Benefit paid directly to the Eligible Retirement Plan (defined in Subsection
         (a) below) specified by the Distributee in a Direct Rollover, except to the extent that the distribution is not an Eligible Rollover Distribution (defined below in Subsection (b)).

         (a) Definition of Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity contract described in Section 403(b) of the Code, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

         (b) Definition of Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more; (2) any distribution to the extent the distribution is required under
                  Section 401(a)(9) of the Code; or (3) any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan. A distribution shall not fail to be an Eligible Rollover Distribution merely because a portion of it consists of after-tax deposits; provided such portion may be rolled over only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for the amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion which is not so includible.

8.10 Beneficiary. Subject to Section 8.11, a Participant's Beneficiary shall be the person(s) so designated by the Participant. If the Participant has not made an effective designation of a Beneficiary, or if the named Beneficiary is not living when a distribution is to be made, then (a) the then-living spouse of the deceased Participant shall be the Beneficiary or (b) if none, the then-living children of the deceased Participant shall be the Beneficiaries in equal shares or (c) if none, the then-living parents of the deceased Participant shall be the Beneficiaries in equal shares, or (d) if none, the then-living brothers and/or sisters of the deceased Participant shall be the Beneficiaries in equal shares, or (e) if none, the estate of the Participant shall be the Beneficiary. The Participant may change his or her designation of a Beneficiary from time to time. Any designation of a Beneficiary (or an amendment or revocation thereof) shall be effective only if it is made according to the procedures prescribed by the Company and is received by the Participating Company prior to the Participant's death.

8.11 Spousal Consent Needed to Name a Nonspouse Beneficiary. Any other provision of the Plan notwithstanding, in the case of a married Participant, any designation of a person other than his or her spouse as Beneficiary shall be effective only if the spouse consents in writing to the designation. The spouse's consent shall be witnessed by a notary public or, if permitted by the Company, by a representative of the Plan. A consent to a designation of a particular Beneficiary, once given by the spouse, shall not be revocable by that spouse. The designation of a particular Beneficiary may not be changed without further spousal consent (unless the consent or a prior consent expressly permits designations by the Participant without any requirement of further consent by the spouse). The spouse's consent shall not be required if the Participant establishes to the Company's satisfaction that the spouse's consent cannot be obtained because the spouse cannot be located or because of other reasons deemed acceptable under applicable regulations. The Company may require such evidence of the right of any person to receive payment under this Section as the Company may deem advisable. The Company's determination of the right under this Section of any person to receive payment shall be conclusive.

8.12 Determination of Marital Status. Whether a Participant is married shall be determined by the Company as of the date when distribution is to be made.

8.13 Incapacity. If, in the Company's opinion, a Participant or Beneficiary for any reason is incompetent or becomes unable to handle properly any property distributable to him or her under the Plan, then the Company may make any arrangements that it determines to be beneficial to the Participant or Beneficiary for the distribution of such property on his or her behalf, including (without limitation) the distribution of such property to the guardian, conservator, spouse or dependent(s) of the Participant or Beneficiary.

ARTICLE 9. DISTRIBUTION TO AN ALTERNATE PAYEE UNDER A QDRO; FREEZING PARTICIPANT
           ACCOUNTS

9.1      Immediate Distribution.

         (a) Any distribution to an Alternate Payee of all or some portion of a Participant's Accounts pursuant to a qualified domestic relations order, shall be made as soon as reasonably practicable after the order is determined to be a QDRO, if:

                  (1)      The QDRO specifies such time of distribution; or

                  (2) The Alternate Payee has consented in writing to such time of distribution.

         (b) Notwithstanding the foregoing, in determining the award to an Alternate Payee under a QDRO, the award to the Alternate Payee shall be derived solely from a portion of the Participant's vested Accounts in the Plan as of the Valuation Date provided in the QDRO.

9.2 Alternate Payee Accounts. In all cases where Section 9.1 above is not applicable, separate "Alternate Payee Accounts" shall be established for the Alternate Payee at such time as the Company shall determine. The portion of each of the Participant's Accounts that was assigned or made payable to the Alternate Payee by the QDRO shall be transferred to such Alternate Payee Accounts. Unless the QDRO otherwise provides, the transfers to the Alternate Payee Accounts shall be made pro rata from the Participant's Accounts. Alternate Payees may change the investment of their Alternate Payee Accounts pursuant to Section 6.9. Alternate Payees may not take loans or make withdrawals from their Alternate Payee Accounts under Articles 10 and 11. Alternate Payees may not make any contributions to their Alternate Payee Accounts.

9.3 Freezing Participant Accounts. As soon as practicable after the date the Plan Administrator receives credible information that a qualified domestic relations order, pursuant to Code Section 414(p) and ERISA
         Section 206(d)(3), may be forthcoming, the Plan Administrator shall freeze the relevant Participant's Accounts for a reasonable period of time to permit the Participant and/or Alternate Payee to obtain a domestic relations order. As soon as practicable after the date the Plan Administrator receives a domestic relations order, the Plan Administrator shall freeze the relevant Participant's Accounts for a period of up to 18 months to allow for a determination of whether the domestic relations order meets the requirements of a qualified domestic relations order as defined in Code Section 414(p) and ERISA Section 206(d)(3). To the extent that a

         Participant's Accounts are frozen, no loans, withdrawals or distributions are permitted from such Accounts.

9.4 Death of Alternate Payee. In all cases, if an Alternate Payee dies prior to the time that Alternate Payee has received all or any portion of the benefits assigned to the Alternate Payee by a QDRO, the benefits shall be paid to the Beneficiary(ies) designated by Alternate Payee on forms provided by the Plan Administrator for this purpose. If Alternate Payee has not made an effective designation of Beneficiary or if the designated Beneficiary is not living when a distribution is to be made, the entire balance in his or her Alternate Payee Accounts shall be distributed to his or her estate (unless the QDRO otherwise provides).

9.5 Distributions From Alternate Payee Accounts. Distributions to Alternate Payees from their Alternate Payee Accounts shall be made as soon as reasonably practicable after the Plan Administrator's receipt of completed distribution forms provided by the Plan Administrator for this purpose.

9.6 Expenses Related to QDRO. The Plan Administrator may elect, on a uniform and nondiscriminatory basis, to charge any expenses related to a QDRO to Participant's Accounts.

ARTICLE 10. LOANS.

10.1 Amount of Loan. A Participant may obtain a cash loan from his or her Accounts if he or she is an Employee who is not on a leave of absence at the time of the loan and his or her Plan participation is not suspended pursuant to Section 3.5. The minimum amount of any such loan shall be $1,000 at the time the loan is elected. No loan shall be granted under the Plan if such loan, when aggregated with the Participant's outstanding loans under any other qualified plans maintained by any member of the Affiliated Group, would exceed the lesser of:

         (a) $50,000, less the amount by which such aggregate balance has been reduced through repayments during the period of 12 months ending on the day before the new loan is made; or

         (b)      One-half of the balances in the Participant's Accounts.

10.2 Terms of Loans. A loan to a Participant shall be made on such terms and conditions as the Company may determine, provided that the loan shall:

         (a) Be evidenced by a promissory note signed by the Participant and secured by one-half of the value of his or her Accounts, to the extent vested (regardless of the amount of the loan or the source of the loan funds);

         (b) Effective as of July 1, 2003, bear a rate of interest equal to the prime rate plus one percentage point as published in the Wall Street Journal, determined as of the last day of the preceding calendar quarter or such other rate as may be required by law for a Participant on a leave of absence due to qualified military service as defined in Code Section 414(u);

         (c) Provide for level amortization over its term with payments at monthly or more frequent intervals, as determined by the Company;

         (d) Provide for loan payments (1) to be withheld whenever possible through periodic payroll deductions from the Participant's compensation from any member of the Affiliated Group or (2) to be paid by check or money order whenever payroll withholding is not possible. Notwithstanding the foregoing, effective for loans made on or after January 1, 2004, if a Participant previously had a deemed distribution of a loan that has not been repaid and such Participant subsequently obtains a loan under the Plan, then such Participant must repay the subsequent loan through payroll deduction;

         (e) Provide for repayment in full on or before the earlier of (1) the date when the Participant severs from all employment with any member of the Affiliated Group or (2) the date (A) five years after the loan is made or (B) 20 years after the loan is made if the loan is used to acquire a dwelling unit which within a reasonable time is to be used as the Participant's principal residence. Notwithstanding the foregoing, effective January 1, 2004, loan repayments may be suspended under the Plan as permitted under Section 414(u) of the Code and, effective for loans made on or after January 1, 2004, the term of a Participant's loan may be extended by the length of the Participant's leave of absence due to qualified military service as defined in Code Section 414(u) in accordance with the requirements of Code Section 72(p) and the regulations thereunder;

         (f) Provide that a Participant may not receive any distribution from any of his or her Accounts under Article 8 or 11 until the loan obligation is repaid, except to the extent that all or any part of such distribution is used to repay the outstanding balance of the loan; and

         (g) Provide that a Participant's Accounts may not be applied to the satisfaction of the Participant's loan obligations before the Accounts become distributable under Article 8, unless the Company determines that the loan obligations are in default because a periodic payment is more than 90 days past due and takes such actions as the Company deems necessary or appropriate to cause the Plan to realize on its security for the loan. Such actions may include (without limitation) an involuntary withdrawal from the Participant's Accounts, whether or not the withdrawal would be permitted under Article 11 on a voluntary basis; provided that an involuntary withdrawal attributable to Company Contributions made with respect to Plan Years that ended less than 24 months prior to the date of the withdrawal (adjusted to reflect any earnings, appreciation or losses attributable to Company Contributions) or attributable to Participant Elected Contributions shall be permitted only to the extent that the hardship requirements of Code

                  Section 401(k)(2)(B)(I)(IV) and of Sections
                  1.401(k)-1(d)(2)(ii) and 1.401(k)1(d)(2)(iii)(A) of the
                  Treasury Regulations are met. The Company may take such other action as it deems necessary to recover the balance of a loan secured by the Participant's Accounts. If an involuntary withdrawal occurs (or would have occurred if permitted under this Section, the Participant shall not be permitted to obtain a loan under the Plan thereafter.

10.3 Company Consent. The Company, in its sole discretion, may withhold its consent to any loan under this Article or may consent only to the borrowing of a part of the amount requested by the Participant. The Company shall act upon requests for loans in a uniform and nondiscriminatory manner, consistent with the requirements of Section 401(a), Section 401(k) and related provisions of the Code.

10.4 Source of Loans. If a Participant requests and is granted a loan, a Loan Account shall be established for the Participant. The Loan Account shall be held by the Trustee as part of the Loan Fund. The amount of the loan shall be transferred to the Participant's Loan Account from the Participant's other Accounts and shall be disbursed from the Loan Account. Transfers from the Company Stock Fund shall be made in accordance with the requirements for exemption under Section 16(b) of the Exchange Act if such a transfer would cause the Participant to incur short-swing trading profits liability under Section 16(b) of the Exchange Act. The promissory note executed by the Participant shall be held by the Trustee (or by the Company as agent of the Trustee) and the promissory note shall be treated as an investment of the Participant's Loan Account.

10.5 Disbursement of Loans. A Participant may request a loan by completing the loan request procedures prescribed by the Company. A loan shall be disbursed as soon as reasonably practicable after the date on which the Company (or its agent) receives the loan request (subject to the Company's consent).

10.6 Loan Fees. A Participant who obtains a loan under this Article shall be required to pay such fees as the Company may impose in order to defray the cost of administering loans from the Plan.

10.7 Valuation Date. For purposes of this Article, the value of a Participant's Accounts shall be determined as of a Valuation Date within a reasonable period, not generally to exceed 30 days, on or after the date on which the Company (or its agent) receives the prescribed loan request.

10.8 Loan Payments and Defaults. Principal and interest payments on a Participant's loan shall be credited initially to the Participant's Loan Account and shall be transferred as soon as reasonably practicable thereafter to the Participant's other Accounts in the ratio specified by the Participant under Section 6.2 for the investment of future contributions. Any loss caused by nonpayment or other default on a Participant's loan obligations shall be satisfied solely by that Participant's Accounts. If a Participant defaults on a Plan loan, both his or her participation and ability to obtain a Plan loan shall be suspended for 12 months. The consequences of suspension from participation in the Plan are described in Section 3.5.

ARTICLE 11. WITHDRAWALS WHILE EMPLOYED.

11.1     Age 59 1/2 and Disability Withdrawals

         (a) A Participant who is an Employee and who has attained age 59 1/2 may withdraw up to the full amount of his or her Accounts.

         (b) A Participant who is an Employee and who is Disabled may withdraw up to the full amount of his or her Accounts.

11.2 Hardship Withdrawals. A Participant who is an Employee may take a Hardship Withdrawal of all or any portion of his or her previously unwithdrawn Employee Contributions and earnings thereon accrued prior to January 1, 1988. A Hardship Withdrawal may be made only if the Company determines that it is required on account of one or more of the following Hardships:

         (a) The construction or purchase (excluding mortgage payments) of a principal residence of the Participant;

         (b) The payment of tuition and related educational fees for up to 12 months of post-secondary education for the Participant or his or her spouse, children or dependents;

         (c) The payment of medical expenses described in Section 213(d) of the Code incurred by the Participant or the Participant's spouse or dependents, or to obtain medical care giving rise to such expenses;

         (d) The payment of expenses incurred by the Participant for the funeral of a family member;

         (e) The prevention of the eviction of the Participant from his or her principal residence or foreclosure on a mortgage on the Participant's principal residence; or

         (f) A financial need that has been identified as a deemed immediate and heavy financial need in a ruling, notice or other document of general applicability issued under the authority of the Commissioner of Internal Revenue.

         For purposes of this Section, the term "dependent" shall be defined as set forth in Section 152 of the Code.

11.3 Amount of a Hardship Withdrawal. The maximum amount of a Hardship Withdrawal is the amount necessary to satisfy the immediate and heavy financial need caused by the Hardship, including amounts necessary to pay taxes or penalties that the Company determines may be reasonably anticipated to result from the Hardship Withdrawal. The determination of the amount of a permitted Hardship Withdrawal is made by the Company only after the Participant has obtained all withdrawals and distributions, other than hardship withdrawals, and all nontaxable loans under all plans maintained by the Affiliated Group.

11.4 Consequences of a Hardship Withdrawal. Plan participation and all employee before- and after-tax contributions to the Plan and other qualified and nonqualified deferred compensation plans sponsored by members of the Affiliated Group shall be suspended for a period of 6 months following a Hardship Withdrawal. The consequences of suspension from the Plan are described in Section 3.5.

11.5 Valuation Date. For purposes of this Article, the value of a Participant's Accounts shall be determined as of the Valuation Date preceding the date on which the withdrawal is to be paid.

11.6 Source of Withdrawals. Withdrawals shall be paid from the affected Accounts. If more than one Account is available to pay the withdrawal because the Participant elected to invest in more than one Investment Fund, the withdrawal shall be made from the subaccount(s) designated by the Participant, subject to such ordering and timing restrictions as the Company may adopt. Reasonable costs of processing the withdrawal shall also be charged to the Participant's Accounts.

11.7 Payment of Withdrawals. A Participant may request a withdrawal by following the procedures prescribed by the Company. A withdrawal shall be paid as soon as reasonably practicable after the date on which the Company receives the prescribed withdrawal request. Withdrawals shall be paid only in cash.

11.8 Limitations on Withdrawals. A Participant shall not be permitted to make more than one withdrawal under this Article in any period of six consecutive months; provided, however, that withdrawals made at the same time shall be considered a single withdrawal. The timing of withdrawals from the Company Stock Fund shall be limited when necessary to avoid liability from the short-swing trading profits provisions of
         Section 16(b) of the Exchange Act.

ARTICLE 12. HIGHLY COMPENSATED EMPLOYEE DEFINITION.

12.1 Determining the Highly Compensated Employee Group. An individual is deemed to be a Highly Compensated Employee for any Plan Year if the individual is an active Employee who, during the look-back year, received Section 415 Compensation of more than $80,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment) and was a member of the Top-Paid Group; or was a five-percent owner at any time during the Plan Year or the look-back year. The look-back year shall be the 12-month period immediately preceding the Plan Year. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the Top Paid Group and the

         Section 415 Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

12.2 "Highly Compensated Former Employee" means a former Employee who separated from service (or is deemed to have separated) prior to the determination year, performs no service for any member of the Affiliated Group during the determination year, and was a Highly Compensated Employee as an active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday. The determination of who is a Highly Compensated Former Employee will be made in accordance with Section 414(q) of the Code and regulations thereunder.

12.3 "Nonhighly Compensated Employee" for any Plan Year means any active Employee who is not a Highly Compensated Employee.

12.4 "Top-Paid Group" for any Plan Year means the top 20 percent (in terms of Section 415 Compensation) of all Employees of the Affiliated Group, where the number that is 20 percent of all Employees of the Affiliated Group is determined by excluding:

         (a)      Any Employee covered by a collective bargaining agreement;

         (b) Any Employee who is a nonresident alien with respect to the United States and who receives no income with a source within the United States from a member of the Affiliated Group;

         (c) Any Employee who has not completed six months of service at the end of the Plan Year;

         (d) Any Employee who normally works less than 17 1/2 hours per week;

         (e) Any Employee who normally works no more than six months during any year; and

         (f) Any Employee who has not attained the age of 21 at the end of the Plan Year.

         The Company may elect, in a consistent and uniform manner, to apply one or more of the age- and service-based exclusions above by substituting a younger age or shorter period of service, or by not excluding individuals on the basis of age or service.

ARTICLE 13. CONTRIBUTION LIMITATIONS: ANNUAL DEFERRAL LIMITATIONS AND AVERAGE
            DEFERRAL PERCENTAGE LIMITATIONS.

13.1 Return of Excess Deferrals. The aggregate Participant Elected Contributions of any Participant for any calendar year, together with his or her elective deferrals under any other plan or arrangement to which Section 402(g) of the Code applies and that is maintained by a member of the Affiliated Group, shall not exceed the Annual Deferral Limit. In the event that the aggregate Participant Elected Contributions of any Participant for any calendar year, together with any other elective deferrals (within the meaning of

         Section 402(g)(3) of the Code) under all plans, contracts or arrangements of the Affiliated Group and any other employers, exceed the Annual Deferral Limit, then the Participant may designate all or a portion of such Excess Deferrals as attributable to this Plan and may request a refund of such portion by notifying the Company in writing on or before the March 1 next following the close of such calendar year. If timely notice is received by the Company, then such portion of the Excess Deferrals, and any income or loss allocable to such portion, shall be refunded to the Participant not later than the April 15 next following the close of such calendar year.

         If the Participant fails properly to request a distribution of all such Excess Deferrals, and such Excess Deferrals are attributable solely to plans, contracts or arrangements of the Affiliated Group, then the Company shall be deemed to have notice of such Excess Deferrals and shall designate one or more plans maintained by a member of the Affiliated Group from which the refund of Excess Deferrals and allocable income or loss shall be made no later than April 15 next following the close of such calendar year.

         Any Participant Elected Contributions distributed pursuant to this
         Section 13.1 shall not be included in the Participant Elected Contributions to which a Matching Contribution under Section 5.1 or a Qualified Matching Contribution under Section 5.4 of the Plan attaches.

13.2 Actual Deferral Percentage Limitation. The Plan shall satisfy the actual deferral percentage test, as provided in Section 401(k)(3) of the Code and the regulations issued thereunder. Subject to the special rules described in Section 13.7, the Aggregate 401(k) Contributions of Highly Compensated Employees shall not exceed the limits described below:

         (a) An Actual Deferral Percentage shall be determined for each individual who, at any time during the Plan Year, is a Participant (including a suspended Participant) or is eligible to participate in the Plan, which Actual Deferral Percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the individual's Aggregate 401(k) Contributions for the Plan Year to the individual's Section 414(s) Compensation for the Plan Year;

         (b) The Actual Deferral Percentages (including zero percentages) of Highly Compensated Employees and Nonhighly Compensated Employees shall be separately averaged to determine each group's Average Deferral Percentage; and

         (c) The Aggregate 401(k) Contributions of Highly Compensated Employees shall constitute Excess Contributions and shall be reduced, pursuant to Sections 13.3 and 13.4, to the extent that the Average Deferral Percentage of Highly Compensated Employees exceeds the greater of (1) 125 percent of the Average Deferral Percentage of Nonhighly Compensated Employees for the preceding Plan Year or (2) the lesser of (A) 200 percent of the Average Deferral Percentage of Nonhighly Compensated Employees for the preceding Plan Year or (B) the

                  Average Deferral Percentage of Nonhighly Compensated Employees for the preceding Plan Year plus two percentage points.

13.3 Allocation of Excess Contributions to Highly Compensated Employees. Any Excess Contributions for a Plan Year shall be allocated to Highly Compensated Employees by use of a leveling process, whereby the amount of Aggregate 401(k) Contributions of the Highly Compensated Employee with the highest amount of Aggregate 401(k) Contributions is reduced to the extent required to (a) eliminate all Excess Contributions or (b) cause such Highly Compensated Employee's amount of Aggregate 401(k) Contributions to equal the amount of Aggregate 401(k) Contributions of the Highly Compensated Employee with the next highest amount of Aggregate 401(k) Contributions. The leveling process shall be repeated until all Excess Contributions for the Plan Year are allocated to Highly Compensated Employees. Notwithstanding the foregoing, for Plan Years beginning after December 31, 1996, any determination of Excess Contributions of a Highly Compensated Employee shall be made on the basis of the Highly Compensated Employee's actual deferral ratio in accordance with Code Section 401(k)(8)(C) and the Regulations promulgated thereunder.

13.4 Distribution of Excess Contributions. Excess Contributions allocated to Highly Compensated Employees for the Plan Year pursuant to Section 13.3, together with any income or loss allocable to such Excess Contributions, shall be distributed to such Highly Compensated Employees not later than two-and-one-half months following the close of such Plan Year, if possible, and in any event no later than 12 months following the close of such Plan Year. Any Participant Elected Contributions distributed pursuant to this Section 13.4 shall not be included in the Participant Elected Contributions to which a Matching Contribution under Section 5.1 or a Qualified Matching Contribution under Section 5.4 of the Plan attaches. Notwithstanding the foregoing, for Plan Years beginning after December 31, 1996, any distribution of Excess Contributions for a Plan Year to Highly Compensated Eligible Employees shall be made on the basis of the dollar amount of Participant Elected Contributions made by, or on behalf of, each such Highly Compensated Eligible Employee in accordance with Code Section 401(k)(8)(C).

13.5 Qualified Matching Contributions. The Company, in its sole discretion, may include all or a portion of the Qualified Matching Contributions for a Plan Year in Aggregate 401(k) Contributions taken into account in applying the Average Deferral Percentage limitation described in
         Section 13.2 for the Plan Year; provided that such Qualified Matching Contributions for the Plan Year are fully and immediately vested, may not be withdrawn while the Participant is an Employee or may be withdrawn only in circumstances that would permit a Hardship Withdrawal, and the additional requirements of Treasury Regulation
         Section 1.401(k)-1(b)(5) are satisfied.

13.6 Corrective Qualified Nonelective Contributions. In order to satisfy (or partially satisfy) the Average Deferral Percentage limitation described in Section 13.2 or the Average Contribution Percentage limitation described in Section 14.1 (or both of such limitations), the Company, in its sole discretion, may cause one or more Participating Companies to make a Qualified Nonelective Contribution to the Plan. Any such Qualified Nonelective

         Contribution shall be allocated to the Accounts of those Participants who are eligible to receive an allocation of Matching Contributions under Section 5.1 of the Plan or Nonelective Contributions under
         Section 5.2, as the Company designates, and who are Nonhighly Compensated Employees for the Plan Year with respect to which the Qualified Nonelective Contribution is made, beginning with the Participant with the lowest Section 414(s) Compensation for the Plan Year and allocating the maximum amount permissible under Article 15 before allocating any portion of the Qualified Nonelective Contribution to the Participant with the next lowest Section 414(s) Compensation. These allocations shall continue until the Plan satisfies the Average Deferral Percentage limitation described in Section 13.2 or the Average Contribution Percentage limitation described in Section 14.1 (or both of such limitations), or until the amount of the Qualified Nonelective Contribution is exhausted.

         The Company, in its sole discretion, may include all or a portion of the Qualified Nonelective Contributions for a Plan Year in Aggregate 401(k) Contributions taken into account in applying the Average Deferral Percentage limitation described in Section 13.2 for such Plan Year, provided that the requirements of Treasury Regulation Section 1.401(k)1-(b)(5) are satisfied.

         Qualified Nonelective Contributions shall be paid to the Trustee as soon as reasonably practicable following the close of the Plan Year, shall be allocated to the Accounts of Nonhighly Compensated Employees as of the last day of the Plan Year and shall be fully and immediately vested. In all other respects, the contribution, allocation, investment and distribution of Qualified Nonelective Contributions shall be governed by the provisions of the Plan concerning Matching Contributions.

13.7 Special Rules. The following special rules shall apply for purposes of this Article 13:

         (a) The amount of Excess Deferrals to be distributed to a Participant for a calendar year pursuant to Section 13.1 shall be reduced by the amount of any Excess Contributions previously distributed to such Participant for the Plan Year beginning within such calendar year;

         (b) The amount of Excess Contributions to be distributed to a Participant for a Plan Year pursuant to Section 13.4 shall be reduced by the amount of any Excess Deferrals previously distributed to such Participant for the calendar year ending within such Plan Year;

         (c) For purposes of applying the limitation described in Section 13.2, the Actual Deferral Percentage of any Highly Compensated Employee who is eligible to make Participant Elected Contributions and to make elective deferrals (within the meaning of Section 402(g)(3) of the Code) under any other plans, contracts or arrangements of the Affiliated Group shall be determined as if all such Participant Elected Contributions and elective deferrals were made under a single arrangement; provided, however, that plans, contracts and arrangements shall not be treated as a single arrangement to the extent that Treasury Regulation Section 1.401(k)1-(b)(3)(ii)(B) prohibits aggregation;

         (d) In the event that this Plan is aggregated with one or more other plans in order to satisfy the requirements of Code
                  Section 401(a)(4), 401(k) or 410(b), then all such aggregated plans, including the Plan, shall be treated as a single plan for all purposes under all such Code sections (except for purposes of the average benefit percentage provisions of Code
                  Section 410(b)(2)(A)(ii));

         (e) In the event that the mandatory disaggregation rules of Treasury Regulation Section 1.401(k)-1(b)(3)(ii)(B) apply to the Plan, or to the Plan and other plans with which it is aggregated as described in Subsection (d) above, then the limitation described in Section 13.2 shall be applied as if each mandatorily disaggregated portion of the Plan (or aggregated plans) were a single arrangement; and

         (f) Income (and loss) allocable to Excess Contributions for the Plan Year shall be determined pursuant to the provisions for allocating income (and loss) to a Participant's Accounts under
                  Section 6.10 of the Plan. Notwithstanding the foregoing, such income and loss shall be calculated including the period between the end of the Plan Year and the date on which the Excess Contributions are distributed. The income and loss allocable to the Excess Contributions shall bear the same proportion to the total income and loss allocable to a Participant's Account as the Excess Contributions bear to the Participant's Account.

13.8 Prospective Limitations on Participant Elected Contributions. At any time, the Company (at its sole discretion) may reduce the maximum rate at which any Participant may make Participant Elected Contributions to the Plan, or the Company may require that any Participant discontinue all Participant Elected Contributions, in order to ensure that the limitations described in this Article 13 are met. Any reduction or discontinuance of Participant Elected Contributions may be applied selectively to individual Participants or to particular classes of Participants, as the Company may determine. Upon such date as the Company may determine, this Section shall automatically cease to apply until the Company again determines that a reduction or discontinuance of Participant Elected Contributions is required for any Participant.

13.9 Special Definitions Used in Article 13. The following definitions shall apply for purposes of this Article 13, and some may also apply for Articles 14 and 15.

         (a) "Aggregate 401(k) Contributions" means, for any Plan Year, the sum of the following: (a) the Participant's Participant Elected Contributions for the Plan Year; (b) the Qualified Matching Contributions allocated to the Participant's Accounts as of a date within the Plan Year, but only to the extent that such Qualified Matching Contributions are aggregated with Participant Elected Contributions pursuant to Section 13.5; and (c) the Qualified Nonelective Contributions allocated to the Participant's Accounts as of a date within the Plan

                  Year, but only to the extent that such Qualified Nonelective Contributions are aggregated with Participant Elected Contributions pursuant to Section 13.6.

         (b) "Annual Deferral Limit" means the dollar limit in effect for any calendar year under Section 402(g) of the Code.

         (c) "Excess Contributions" means the amount by which the Aggregate 401(k) Contributions of Highly Compensated Employees is reduced pursuant to Section 13.3.

         (d) "Excess Deferrals" means the amount of a Participant's Participant Elected Contributions and elective deferrals (within the meaning of Section 402(g)(3) of the Code) that exceed the Annual Deferral Limit set forth in Section 13.1.

         (e) "Section 414(s) Compensation" means any one of the following definitions of compensation received by an Employee from members of the Affiliated Group:

                  (1)      Compensation as defined in Treasury Regulation
                           Section 1.415-2(d) or any successor thereto;

                  (2) "Wages" as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(23) of the Code);

                  (3) "Wages" as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source, plus all other payments of compensation reportable under Code Sections 6041(d) and 6051(a)(3) and the regulations thereunder, determined without regard to any rules that limit such Wages or reportable compensation based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(23) of the Code), and modified, at the election of the Company, to exclude amounts paid or reimbursed for the Employee's moving expenses, to the extent it is reasonable to believe that these amounts are deductible by the Employee under Section 217 of the Code;

                  (4) Any of the definitions of Section 414(s) Compensation set forth in Subsections (1), (2) and (3) above, reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits;

                  (5) Any of the definitions of Section 414(s) Compensation set forth in Subsections (1), (2), (3) and (4) above, modified to include the following:

                           (a) any elective contributions made by a member of the Affiliated Group on behalf of the Employee that are not includable in gross income under Section 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code;
                           (b) compensation deferred under an eligible deferred compensation plan within the meaning of Section 457(b) of the Code; and (c) employee contributions described in Section 414(h)(2) of the Code that are picked up by the employing unit and thus are treated as employer contributions; or

                  (6) Any reasonable definition of compensation that does not by design favor Highly Compensated Employees and that satisfies the nondiscrimination requirement set forth in Treasury Regulation Section
                           1.414(s)-1T(d)(2) or the successor thereto.

                  Any definition of Section 414(s) Compensation shall be used consistently to define the compensation of all Employees taken into account in satisfying the requirements of an applicable provision of Articles 13, 14 and 15 for the relevant determination period. For purposes of applying the limitations set forth in Articles 13 and 14 for a Plan Year, Section 414(s) Compensation shall not exceed the Compensation Limitation.

ARTICLE 14. CONTRIBUTION LIMITATIONS: AVERAGE CONTRIBUTION PERCENTAGE
            LIMITATIONS.

14.1 Average Contribution Percentage Limitation. The Plan shall satisfy the actual contribution percentage test, as provided in Section 401(m)(2) of the Code and Section 1.401(m)-1 of the regulations issued thereunder. Subject to the special rules described in Section 14.6, the Aggregate 401(m) Contributions of Highly Compensated Employees shall not exceed the limits described below:

         (a) An Actual Contribution Percentage shall be determined for each individual who, at any time during the Plan Year, is a Participant (including a suspended Participant) or is eligible to participate in the Plan, which Actual Contribution Percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the individual's Aggregate 401(m) Contributions for the Plan Year to the individual's
                  Section 414(s) Compensation for the Plan Year;

         (b) The Actual Contribution Percentages (including zero percentages) of Highly Compensated Employees and Nonhighly Compensated Employees shall be separately averaged to determine each group's Average Contribution Percentage; and

         (c) The Aggregate 401(m) Contributions of Highly Compensated Employees shall constitute Excess Aggregate Contributions and shall be reduced, pursuant to Sections 14.2 and 14.3, to the extent that the Average Contribution Percentage of Highly Compensated Employees exceeds the greater of (1) 125 percent of the

                  Average Contribution Percentage of Nonhighly Compensated Employees for the preceding Plan Year or (2) the lesser of (A) 200 percent of the Average Contribution Percentage of Nonhighly Compensated Employees for the preceding Plan Year or
                  (B) the Average Contribution Percentage of Nonhighly Compensated Employees for the preceding Plan Year plus two percentage points.

14.2 Allocation of Excess Aggregate contributions to Highly Compensated Employees. Any Excess Aggregate Contributions for a Plan Year shall be allocated to Highly Compensated Employees by use of a leveling process, whereby the Aggregate 401(m) Contributions of the Highly Compensated Employee with the highest amount of Aggregate 401(m) Contributions is reduced to the extent required to (a) eliminate all Excess Aggregate Contributions or (b) cause the amount of such Highly Compensated Employee's Aggregate 401(m) Contributions to equal the amount of Aggregate 401(m) Contributions of the Highly Compensated Employee with the next-highest amount of Aggregate 401(m) Contributions. The leveling process shall be repeated until all Excess Aggregate Contributions for the Plan Year are allocated to Highly Compensated Employees. Notwithstanding the foregoing, for Plan Years beginning after December 31, 1996, any determination of Excess Aggregate Contributions of a Highly Compensated Employee shall be made on the basis of the Highly Compensated Employee's actual contribution ratio in accordance with Code Section 401(m)(6)(C) and the Regulations promulgated thereunder.

14.3 Distribution of Excess Aggregate Contributions. Excess Aggregate Contributions allocated to Highly Compensated Employees for the Plan Year pursuant to Section 14.2, together with any income or loss allocable to such Excess Aggregate Contributions (calculated to include income and loss for the period between the end of the Plan Year and the date on which the Excess Aggregate Contributions are distributed), shall be distributed to such Highly Compensated Employees not later than two-and-one-half months following the close of such Plan Year, if possible, and in any event no later than 12 months following the close of such Plan Year, but only to the extent the Highly Compensated Employee has a nonforfeitable interest in the Excess Aggregate Contributions. Excess Aggregate Contributions (for Participants who are Highly Compensated Employees), to the extent not vested, may be forfeited and allocated, after all other Forfeitures under the Plan, to other Participants (but in no event to any Highly Compensated Employee) in the proportion that such Participant's Elected Contributions, if any, for that Plan Year bears to the total Elected Contributions of all such Participants for the Plan Year. Any such amounts shall be included in the calculation of the Actual Contribution Percentage and in the calculation of the limits set forth in Article 15. The income and loss allocable to the Excess Aggregate Contributions shall bear the same proportion to the total income and loss allocable to a Participant's Accounts as the Excess Aggregate Contributions bear to the Participant's Accounts. Notwithstanding the foregoing, for Plan Years beginning after December 31, 1996, any distribution of Excess Aggregate Contributions for a Plan Year to Highly Compensated Eligible Employees shall be made on the basis of the dollar amount of Aggregate 401(m) Contributions made by, or on behalf of, each such Highly Compensated Eligible Employee in accordance with Code Section 401(m)(6)(C).

14.4 Use of Participant Elected Contributions. The Company, in its sole discretion, may include all or a portion of the Participant Elected Contributions for a Plan Year in Aggregate 401(m) Contributions taken into account in applying the Average Contribution Percentage limitation described in Section 14.1 for the Plan Year, provided that all Participant Elected Contributions satisfy the average deferral percentage test, as described in Section 13.2, and that the additional requirements of Treasury Regulation Section 1.401(m)-1(b)(5) are satisfied.

14.5 Corrective Qualified Nonelective Contributions. The Company, in its sole discretion, may include all or a portion of the Qualified Nonelective Contributions made pursuant to Section 13.6 for a Plan Year in Aggregate 401(m) Contributions taken into account in applying the Average Contribution Percentage limitation described in Section 14.1 for the Plan Year, provided that the requirements of Treasury Regulation Section 1.401(m)-1(b)(5) are satisfied.

14.6 Special Rules. The following special rules shall apply for purposes of this Article 14:

         (a) For purposes of applying the limitation described in Section 14.1, the Actual Contribution Percentage of any Highly Compensated Employee who is eligible to participate in the Plan and to make employee contributions or receive an allocation of matching contributions (within the meaning of Section 401(m)(4)(A) of the Code) under any other plans, contracts or arrangements of the Affiliated Group shall be determined as if Matching Contributions and Qualified Matching Contributions allocated to the Highly Compensated Employee's Accounts and all such employee contributions and matching contributions were made under a single arrangement;

         (b) In the event that this Plan is aggregated with one or more other plans in order to satisfy the requirements of Code
                  Section 401(a)(4), 401(m) or 410(b), then all such aggregated plans, including the Plan, shall be treated as a single plan for all purposes under all such Code sections (except for purposes of the average benefit percentage provisions of Code
                  Section 410(b)(2)(A)(ii));

         (c) In the event that the mandatory disaggregation rules of Treasury Regulation Section 1.401(m)-1(b)(3)(ii) apply to the Plan, or to the Plan and other plans with which it is aggregated as described in Subsection (b) above, then the limitation described in Section 14.1 shall be applied as if each mandatorily disaggregated portion of the Plan (or aggregated plans) were a single arrangement; and

         (d) Income (and loss) allocable to Excess Aggregate Contributions for the Plan Year shall be determined pursuant to the provisions for allocating income (and loss) to a Participant's Accounts under Section 6.10.

14.7 Special Definitions Used in Article 14. The following definitions shall apply for purposes of this Article 14:

         (a) "Aggregate 401(m) Contributions" means, for any Plan Year, the sum of the following: (a) the Matching Contributions and Qualified Matching Contributions allocated to the Participant's Accounts as of a date within the Plan Year; (b) the Participant's Participant Elected Contributions for the Plan Year, but only to the extent that such Participant Elected Contributions are aggregated with Matching Contributions and Qualified Matching Contributions pursuant to
                  Section 14.4; and (c) the Qualified Nonelective Contributions allocated to the Participant's Accounts as of a date within the Plan Year, but only to the extent that such Qualified Nonelective Contributions are aggregated with Matching Contributions and Qualified Matching Contributions pursuant to
                  Section 14.5.

         (b) "Excess Aggregate Contributions" means the amount by which the Aggregate 401(m) Contributions of Highly Compensated Employees are reduced pursuant to Section 14.2.

ARTICLE 15. CONTRIBUTION LIMITATIONS: SECTION 415 "ANNUAL ADDITIONS"
            LIMITATIONS.

15.1     Limitation on Contributions. Except to the extent permitted under
         Section 4.6 of the Plan and Section 414(v) of the Code, if applicable, the Annual Additions that may be contributed or allocated to a Participant for any Plan Year shall not exceed the lesser of:

         (a)      $40,000, as adjusted for increases in the cost-of-living under
                  Section 415(d) of the Code, or

         (b) 100% of the Participant's Section 415 Compensation for such year.

15.2 If a Participant's Annual Additions would exceed the foregoing limitation, then such Annual Additions shall be reduced by reducing the components thereof as necessary in the order in which they are listed in Section 15.5(a). Any amounts so reduced shall not be included in a Participant's Aggregate 401(k) Contributions or Aggregate 401(m) Contributions. The limitation in Section 15.1(b) shall not apply to any amount that otherwise is an Annual Addition under Section 415(l)(1) or 419A(d)(2) of the Code.

15.3 Return of Employee Contributions. If the amount of any Participant's Participant Elected Contributions is determined to be an excess Annual Addition under this Article, then the amount of such excess (adjusted to reflect any earnings, appreciation or losses attributable to such excess) shall be refunded by the Trustee in cash to the Participant.

15.4 Excess Company Contributions. If the amount of the Company Contributions allocated to a Participant for any Plan Year must be reduced to meet the limitation described in Section 15.1, then the amount of the reduction shall be applied to reduce the total amount that the Participating Companies otherwise would contribute for such year pursuant to

         Article 5 of the Plan. If the amount that the Participating Companies may contribute is thereby reduced to zero and if there are Company Contributions that still cannot be allocated to any Participant because of the limitation described in Section 15.1, then the excess shall be transferred to a suspense account. Any gains, income or losses attributable to the suspense account shall be allocated to such account. All amounts credited to the suspense account shall be applied to reduce the total amount that the Participating Companies otherwise would contribute to the Plan for the next Plan Year, and for succeeding Plan Years if necessary. Such amounts shall be allocated among Participants pursuant to Article 5 of the Plan until the suspense account is exhausted (subject to this Article). No Participant Elected Contributions or Company Contributions shall be made as long as any amount remains in the suspense account. However, this method of addressing Excess Company Contributions will only be permitted in the event the excess Annual Additions result from the allocation of forfeitures or result from a reasonable error in determining the amount of elective deferrals under section 401(g)(3).

15.5 Special Definitions Used in this Article 15. The following definitions shall apply for purposes of this Article 15.

         (a) "Annual Additions" means, for any Plan Year, the sum of the following:

                  (1) The amount of after-tax contributions that the Participant contributes during such year to all qualified retirement plans, other than this Plan, maintained by the Section 415 Employer Group;

                  (2) The amount of elective contributions that the Participant contributes during such year to all qualified retirement plans, other than this Plan, maintained by the Section 415 Employer Group;

                  (3) The amount of Participant Elected Contributions that the Participant contributes during such year;

                  (4) The amount of employer contributions and forfeitures allocated to the Participant under any qualified defined contribution plan that may be maintained by the Section 415 Employer Group, other than this Plan, as of any date within such year; and

                  (5) The amount of Company Contributions and Forfeitures allocated to the Participant as of any date within such year.

         (b)      "Section 415 Compensation" means any one of the definitions of
                  Section 414(s) Compensation described in Paragraphs (1), (2),
                  (3) or (4) of Section 13.9(e) received by an Employee from members of the Section 415 Employer Group, including amounts deferred but not refunded under Section 403(b) of the Code, under a cafeteria plan, as such term is defined in Section 125(c) of the Code, under a simplified employee pension, as such term is defined in Section 408(k) of the Code, under a plan, including this Plan, qualified under Section 401(k) of the

                  Code, and under a qualified transportation fringe program under Section 132(f)(4) of the Code. Any definition of Section 415 Compensation shall be used consistently to define the compensation of all Employees taken into account in satisfying the requirements of an applicable provision of the Plan for the relevant determination period.

         (c) "Section 415 Employer Group" means the Affiliated Group, except that "more than 50 percent" shall be substituted for "at least 80 percent" wherever the phrase occurs in Section 1563(a) of the Code (as incorporated by reference in Sections 414(b) and (c) of the Code).

ARTICLE 16. THE TRUST FUND AND PLAN INVESTMENTS.

16.1 Control and Management of Plan Assets. The Company shall have the control over and management of the assets of the Plan, but only to the extent of having the authority (a) to appoint one or more trustees to hold assets of the Plan in trust and to enter into a trust agreement with each trustee it appoints, (b) to appoint one or more insurance companies that are qualified to do business in at least one state to hold assets of the Plan and to enter into a contract with each insurance company it appoints (or to direct the Trustee to enter into such contract), (c) to appoint one or more Investment Managers for any assets of the Plan and to enter into an investment management agreement with each Investment Manager it appoints, and (d) to direct the investment of any Plan assets not assigned to an Investment Manager.

16.2 Trustee Duties. The Trustee shall have the exclusive authority and discretion to control and manage assets of the Plan it holds in trust, except to the extent that (a) the Plan prescribes how such assets shall be invested, (b) the Company directs how such assets shall be invested or (c) the Company allocates the authority to manage such assets to one or more Investment Managers. Each Investment Manager shall have the exclusive authority to manage, including the authority to acquire and dispose of, the assets of the Plan assigned to it by the Company, except to the extent that the Plan prescribes or the Company directs how such assets shall be invested. Each Trustee and Investment Manager shall be solely responsible for diversifying, in accordance with
         Section 404(a)(1)(C) of ERISA, the investment of the assets of the Plan assigned to it by the Committee, except to the extent that the Plan prescribes or the Committee directs how such assets shall be invested.

16.3 Independent Qualified Public Accountant. The Company shall engage an independent qualified public accountant to conduct such examinations and to express such opinions as may be required by Section 103(a)(3) of ERISA. The Company in its discretion may remove and discharge the person so engaged, in which event it shall appoint a successor independent qualified public accountant to perform such examinations and express such opinions.

16.4 Administrative Expenses. All expenses of the Plan and the Trust Fund shall be paid by the Participating Companies or the Trust Fund. Except as otherwise explicitly stated in the Plan (including Sections 9.6, 10.6 and 11.6 hereof) and the Trust Agreement, the Participating Companies shall pay the administrative expenses of the Plan and Trust Fund.

16.5 Benefit Payments. All benefits payable pursuant to the Plan shall be paid by the Trustee out of the Trust Fund pursuant to the directions of the Company and the terms of the Trust Agreement.

ARTICLE 17. ADMINISTRATION AND OPERATION OF THE PLAN.

17.1 Plan Administration. The Company is the "named fiduciary," "administrator" and "plan sponsor" of the Plan (as such terms are used in ERISA). Except as otherwise specified in the Plan, the following parties shall have the following rights, powers and authority with respect to the administration of the Plan. To the extent that the Plan requires an action under the Plan to be taken by the Company, the party specified in this Section 17.1 shall be authorized to act on behalf of the Company.

         (a) Rights, Powers and Duties of Global Benefits Committee. The Global Benefits Committee (as defined below) shall have the following rights, powers and authority under the Plan:

                  (1) to amend the Plan, to the extent that such amendment is either (i) required under applicable law, or (ii) does not materially increase the benefits provided under the Plan;

                  (2) to appoint and remove Trustees and Investment Managers and otherwise control and manage the Plan's assets in accordance with Section 16.1;

                  (3)      to appoint and remove members of the Fiduciary
                           Committee;

                  (4) to maintain and keep adequate records concerning the Plan and its proceedings and acts in such form and detail as the Global Benefits Committee may decide

                  (5) to adopt such rules, regulations and procedures as it may deem reasonably necessary for the proper and efficient administration of the Plan and consistent with its purpose; and

                  (6) to make such rules, interpretations, computations and take such other actions to carry out the foregoing responsibilities under the Plan as it may deem appropriate, in its sole discretion. Such rules, interpretations, computations and actions shall be conclusive and binding on all persons

         (b) Rights, Powers and Duties of Fiduciary Committee. The Fiduciary Committee (as defined below) shall have the following rights, powers and authority under the Plan:

                  (1) to conclusively determine all questions arising under the Plan (other than those specifically reserved to the Global Benefits Committee), including questions relating to eligibility, amount of benefits and other Plan rights of Participants and other persons entitled to benefits under the Plan;

                  (2) to review the performance of the Investment Funds on a periodic basis and to report and make recommendations with respect to such Investment Funds to the Global Benefits Committee; provided, however, if at any time the Board or one of its duly appoint delegates has not appointed a Global Benefits Committee, the Fiduciary Committee shall have the right to appoint and remove Trustees and Investment Managers and otherwise control and manage the Plan's assets in accordance with Section 16.1;

                  (3)      to direct all benefit payments under the Plan;

                  (4) to maintain and keep adequate records concerning the Plan and its proceedings and acts in such form and detail as the Fiduciary Committee may decide

                  (5) to adopt such rules, regulations and procedures as it may deem reasonably necessary for the proper and efficient administration of the Plan and consistent with its purpose; and

                  (6) to make such rules, interpretations, computations and take such other actions to carry out the foregoing responsibilities under the Plan as it may deem appropriate, in its sole discretion. Such rules, interpretations, computations and actions shall be conclusive and binding on all persons.

         (c) In administering the Plan, the Global Benefits Committee and Fiduciary Committee (a) shall act in a nondiscriminatory manner to the extent required by Section 401(a) and related sections of the Code and (b) shall at all times discharge their duties in accordance with the standards set forth in
                  Section 404(a)(1) of ERISA.

         (d) Definitions. The following terms shall have the meanings set forth below:

                  (1) "Fiduciary Committee" means the committee appointed by the Global Benefits Committee (or the Board or one of its duly appointed delegates, for periods prior to January 1, 2004) for purposes of performing certain administrative functions with respect to the Plan, as specified herein. If at any time the Global Benefits Committee has not appointed a Fiduciary Committee, the Global Benefits Committee (or the Board or one of its duly appointed delegates if no Global Benefits Committee then exists) shall act as the Fiduciary Committee.

                  (2) "Global Benefits Committee" means the committee appointed by the Board or one of its duly appointed delegates for purposes of performing certain investment and administrative functions with respect to the Plan, as specified herein. For periods prior to January 1, 2004, and at any time thereafter that the Board or one of its duly appointed delegates has not appointed a Global Benefits Committee, the Board or one of its duly appointed delegates shall act as the Global Benefits Committee.

17.2 Employment of Advisers. The Company, Global Benefits Committee and Fiduciary Committee may retain such attorneys, accountants, consultants or other persons to render advice or to perform services with regard to their responsibilities under the Plan as they shall determine to be necessary or desirable. The Company, Global Benefits Committee and Fiduciary Committee may designate by written instrument (signed by both parties) one or more persons to carry out, where appropriate, their respective fiduciary responsibilities under the Plan. Duties and responsibilities under the Plan that have not been delegated to other fiduciaries pursuant to the preceding sentence shall be carried out by its directors, officers and employees, acting on behalf and in the name of the Company or applicable Committee in their capacities as directors, officers and employees, and not as individual fiduciaries.

17.3 Service in Several Fiduciary Capacities. Nothing herein shall prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan.

ARTICLE 18. CLAIMS AND REVIEW PROCEDURES.

18.1 Applications for Benefits. Any application for benefits under the Plan shall be submitted to the Company at its principal office. Such application shall be in writing on the prescribed form and shall be signed by the applicant.

18.2 Denial of Applications. In the event that any application for benefits is denied in whole or in part, the Company shall notify the applicant in writing or electronically of the right to a review of the denial. Such written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the Plan provisions on which the denial was based, a description of any information or material necessary to perfect the application, an explanation of why such material is necessary, an explanation of the Plan's review procedure, and a statement of the applicant's right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review. Such notice shall be given to the applicant within 90 days after the Company receives the application, unless special circumstances require an extension of time for processing the application. In no event shall such an extension exceed a period of 90 days from the end of the initial 90-day period. If such an extension is required, written notice thereof shall be furnished to the applicant before the end of the initial 90-day period. Such notice shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to render a decision. If notice is not given to the applicant within the period prescribed by this

         Section 18.2, the application shall be deemed to have been denied for purposes of Section 18.3 upon the expiration of such period.

18.3 Requests for Review. Any person whose application for benefits is denied in whole or in part (or such person's duly authorized representative) may appeal the denial by submitting to the Fiduciary Committee a request for a review of such application within 90 days after receiving written notice of the denial. The Fiduciary Committee shall give the applicant or such representative an opportunity to review pertinent documents (except legally privileged materials) in preparing such request for review and to submit issues and comments in writing. The request for review shall be in writing and shall be addressed to the Company's principal office. The request for review shall set forth all of the grounds on which it is based, all facts in support of the request, and any other matters which the applicant deems pertinent. The Fiduciary Committee may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

18.4 Decisions on Review. The Fiduciary Committee shall act upon each request for review within 60 days after receipt thereof, unless special circumstances require an extension of time for processing, but in no event shall the decision on review be rendered more than 120 days after the Fiduciary Committee receives the request for review. If such an extension is required, written notice thereof shall be furnished to the applicant before the end of the initial 90-day period. The Fiduciary Committee shall give prompt, written or electronic notice of its decision to the applicant and to the Company. In the event that the Fiduciary Committee confirms the denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial, specific references to the Plan provisions on which the decision is based, and a statement of the applicant's right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review. To the extent that the Fiduciary Committee overrules the denial of the application for benefits, such benefits shall be paid to the applicant.

18.5 Rules and Procedures. The Fiduciary Committee shall adopt such rules and procedures, consistent with ERISA and the Plan, as it deems necessary or appropriate in carrying out its responsibilities under this Article 18.

18.6 Exhaustion of Administrative Remedies. No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant
         (a) has submitted a written application for benefits in accordance with
         Section 18.1, (b) has been notified that the application is denied, (c) has filed a written request for a review of the application in accordance with Section 18.3, and (d) has been notified in writing or electronically that the Fiduciary Committee has affirmed the denial of the application; provided, however, that an action may be brought after the Company or the Fiduciary Committee has failed to act on the claim within the time prescribed in Section 18.2 and Section 18.4, respectively.

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

ARTICLE 19. AMENDMENT AND TERMINATION.

19.1 Right To Amend or Terminate. The Company expects to continue the Plan indefinitely. However, future conditions cannot be foreseen, and the Company reserves the right at any time and for any reason, by action of the Board or by a person or persons acting pursuant to a valid delegation of authority, (a) to amend the Plan, (b) to reduce or discontinue Employee Contributions, Company Contributions or all Contributions or (c) to terminate the Plan and the Trust Fund.

19.2 Protection of Participants. No amendment of the Plan shall reduce the benefit of any Participant that accrued under the Plan prior to the date when such amendment is adopted, except to the extent that a reduction in accrued benefits may be permitted by the Code and ERISA. No Plan amendment or other action by the Company shall divert any part of the Plan's assets to purposes other than the exclusive purpose of providing benefits to the Participants and Beneficiaries who have an interest in the Plan and of defraying the reasonable expenses of administering the Plan.

19.3 Effect of Termination. Upon termination of the Plan, no assets of the Plan shall revert to any Participating Company or be used for, or diverted to, purposes other than the exclusive purpose of providing benefits to Participants and Beneficiaries and of defraying the reasonable expenses of termination. If the Plan is terminated or partially terminated, or if all contributions to the Plan are completely discontinued, then each Participant who then is an Employee and who is directly affected by such event shall have a 100 percent vested interest in each of his or her Accounts, without regard to the number of Years of Service he or she has completed.

19.4 Allocation of Trust Fund Upon Termination. Upon termination of the Plan, the Trust Fund shall continue in existence until the Accounts of each Participant have been distributed to such Participant (or to his or her Beneficiary) pursuant to Article 8; provided, however, that the assets of the Plan shall be allocated in accordance with any applicable requirements under Section 403(d)(1) of ERISA.

19.5     Partial Termination. Upon a partial termination of the Plan, Sections
         19.3 and 19.4 shall apply with respect to such Participants and Beneficiaries as are affected by such partial termination.

ARTICLE 20. MISCELLANEOUS PROVISIONS.

20.1 Plan Mergers. The Plan shall not merge or consolidate with, or transfer assets or liabilities to, any other plan unless each Participant would receive a benefit immediately after such merger, consolidation or transfer (if the Plan then terminated) that is equal to or greater than the benefit that such Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

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

20.2     No Assignment of Property Rights. Except as otherwise provided in
         Article 9 with respect to QDROs or as provided in the following sentence, the interest or property rights of any Participant or Beneficiary in the Plan, in the Trust Fund or in any distribution to be made under the Plan shall not be subject to option nor be assignable, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any act in violation of this Section 20.2 shall be void. Notwithstanding any Plan provision to the contrary, a Participant's Plan benefits shall be reduced by any amount such Participant is ordered or required to pay to the Plan if the order or requirement to pay arises (i) under a judgement or conviction for a crime involving the Plan (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a breach (or alleged breach) of fiduciary duty under ERISA, or (iii) pursuant to a settlement agreement entered into by the Participant and the Secretary of Labor in connection with a breach of fiduciary duty under ERISA by a fiduciary or any other person; provided, however, that the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefits under the Plan.

20.3 No Employment Rights. Nothing in the Plan shall be deemed to give any individual a right to remain in the employ of an Affiliate or affect the right of an Affiliate to terminate an individual's employment at will with or without cause, at any time with or without notice, for any reason or no reason, which right is hereby reserved.

20.4 Choice of Law. The Plan and all rights thereunder shall be interpreted and construed in accordance with ERISA and, to the extent that state law is not preempted by ERISA, the law of the State of California.

20.5 Voting of Company Stock. Before each annual or special meeting of the Company's shareholders, the Company shall cause to be sent to each Participant who has invested any part of his or her Account in the Company Stock Fund the proxy statement and any related materials that are sent to the Company's registered shareholders. Each Participant shall have the right to instruct the Trustee confidentially (in writing on the prescribed form) with respect to the voting at such meeting of the number of shares of Company Stock that were allocated to the Participant's Account as of the Valuation Date immediately preceding the record date for such meeting or such later date, up to and including the record date for such meeting, as the Plan Administrator may deem practicable. Such instructions shall be submitted to the Trustee by the date specified by the Company and, once received by the Trustee, shall be irrevocable. Under no circumstances shall the Trustee permit any Participating Company or any officer, employee or representative thereof to see any voting instructions given by a Participant to the Trustee. The Trustee shall vote any Company Stock for which it has not received timely written instructions in the same proportion as the Trustee votes the shares for which timely voting instructions have been received from Participants.

20.6 Tender Offers. In the event that any person or group makes an offer subject to Section 14(d) of the Exchange Act to acquire all or part of the outstanding Company

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

         Stock, including Company Stock held in the Plan ("Acquisition Offer"), each Participant shall be entitled to direct the Trustee confidentially (on a form prescribed by the Company) to tender all or part of those shares of Company Stock that would then be subject to such Participant's voting instructions under Section 20.5 above. If the Trustee receives such an instruction by a date determined by the Trustee and communicated to Participants, the Trustee shall tender such Company Stock in accordance with such instruction. Any Company Stock as to which the Trustee does not receive instructions within such period shall not be tendered by the Trustee. The Trustee shall obtain and distribute to each Participant all appropriate materials pertaining to the Acquisition Offer, including the statement of the position of the Company with respect to such offer issued pursuant to Regulation 14(e)-2 of the Exchange Act, as soon as practicable after such materials are issued, provided, however, that if the Company fails to issue such statement within five (5) business days after the commencement of such offer, the Trustee shall distribute such materials to each Participant without such statement by the Company and shall separately distribute such statement by the Company as soon as practicable after it is issued. The Trustee shall follow the procedures regarding confidentiality and verification of compliance with voting instructions described in Section 20.5 above.

ARTICLE 21. SPECIAL TOP-HEAVY PROVISIONS.

21.1 Determination of Top-Heavy Status. Any other provision of the Plan notwithstanding, this Article shall apply to any Plan Year in which the Plan is a Top-Heavy Plan. The Plan shall be considered a "Top-Heavy Plan" for a Plan Year if, as of the Determination Date for such Plan Year, the Top-Heavy Ratio for the Aggregation Group exceeds 60 percent. The top-heavy requirements of Section 416 of the Code and this Article 21 of the Plan shall not apply in any year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

21.2 Minimum Allocations. For any Plan Year during which the Plan is a Top-Heavy Plan, the Company Contributions (exclusive of Qualified Nonelective Contributions and Qualified Matching Contributions) allocated to the Account of each Participant who is not a Key Employee, but who is an Employee on the last day of such Plan Year, shall not be less than the lesser of the following amounts:

         (a)      Three percent of his or her Top-Heavy Compensation; or

         (b) A percentage of his or her Top-Heavy Compensation equal to the greatest allocation of Company Contributions and Participant Elected Contributions, expressed as a percentage of Top-Heavy Compensation, made on behalf of any Participant who is a Key Employee.

21.3 Special Definitions. For purposes of this Article 21, the following definitions shall apply:

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

         (a) "Aggregation Group" means either the Required Aggregation Group or any Permissive Aggregation Group, as the Company may elect.

         (b) "Determination Date" means the December 31 next preceding the applicable Plan Year.

         (c) "Key Employee" means a "key employee" (within the meaning of Section 416(i) of the Code). In applying Section 416(i) of the Code, "annual compensation" shall mean Top-Heavy Compensation

         (d) "Permissive Aggregation Group" means a group of qualified plans that includes (1) the Required Aggregation Group and (2) one or more plans of the Affiliated Group that are not part of the Required Aggregation Group. A Permissive Aggregation Group, when viewed as a single plan, must satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

         (e) "Required Aggregation Group" means a group of qualified plans that includes (1) each plan of the Affiliated Group in which a Key Employee is a participant and (2) each other plan of the Affiliated Group that enables any plan in which a Key Employee participates to meet the requirements to Section 401(a)(4) or 410 of the Code.

         (f) "Top-Heavy Compensation" means Section 415 Compensation, as defined in Section 15.5(b); provided, however, that Top-Heavy Compensation shall not include any amount paid to a Participant for the Plan Year in excess of the Compensation Limitation.

         (g)      "Top-Heavy Ratio" means a percentage determined pursuant to
                  Section 416(g) of the Code.

21.4 Top-Heavy Vesting Rules. For periods after December 31, 2001, the minimum vesting required under Code Section 416(b) for any Plan Year in which the Plan is a Top-Heavy Plan is automatically satisfied pursuant to Section 7.1 of the Plan, which provides that all Accounts are fully vested at all times.

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

ARTICLE 22. EXECUTION.

To record the amendment and restatement of the Plan as set forth herein, effective as of January 1, 2003, the Company has caused its authorized officer to execute the same this 5th day of January , 2004.

                                           AMGEN INC.

                                           By /s/ Brian McNamee
                                              ------------------------------
                                                   Brian McNamee
                                                   Senior Vice President,
                                                   Human Resources

                                   APPENDIX A

Amgen (Bermuda) Clinical Development, Limited
Amgen (Bermuda) Clinical Development 2, Limited
Amgen (Bermuda) Clinical Development 3, Limited
Amgen (Bermuda) Clinical Development 4, Limited
Amgen (Bermuda) Clinical Development 5, Limited
Amgen (Bermuda) Clinical Development 6, Limited
Amgen (Bermuda) Clinical Development 7, Limited
Amgen (Bermuda) Clinical Development 8, Limited
Amgen USA Inc.
Immunex Corporation
Immunex Manufacturing Corporation
Immunex Rhode Island Corporation

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